THE SECOND CUP LTD.
                  175 Bloor Street East, Suite 801, South Tower
                        Toronto, Ontario, Canada M4W 3R8


                                                                 May 19, 1998


Coffee People, Inc.
15100 S.W. Koll Parkway
Suite J
Beaverton, Oregon
U.S.A.  97006

Attention:  Mr. Kenneth Ross
----------------------------

Dear Sirs:

        Re:  U.S.$4,000,000 Subordinated Credit Facility for Coffee People, Inc.
             -------------------------------------------------------------------

             This letter sets out the terms and conditions upon which The Second Cup Ltd. ("TSCL") is prepared to provide the Credit Facility (as hereinafter defined) to the Borrower (as hereinafter defined). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in Schedule "A" hereto.

Borrower:          Coffee People, Inc., an Oregon Corporation (the "Borrower").
--------

Credit Facility:   TSCL shall  establish a revolving  fixed rate credit facility
---------------    (the "Credit  Facility") in the maximum  principal  amount of
                   U.S.$4,000,000.

Purpose:           The Borrower shall use the proceeds under the Credit Facility
-------            for ongoing working capital  purposes and to pay fees to TSCL and  transaction  expenses  in  connection  with  the  Credit
                   Facility.

Ranking of         The Credit Facility will be expressly subordinate in right of
----------         payment  to  any  Senior  Facility.   In  the  event  of  any
Credit Facility: insolvency or bankruptcy proceedings, or any receivership, --------------- liquidation, reorganization, arrangement or other similar proceedings, a Senior Lender shall be entitled to receive payment in full of all amounts owing under, or in respect of, any Senior Facility, before TSCL is entitled to receive any payment on account of the Credit Facility.

Maturity:          Notwithstanding  anything to the contrary  contained  herein,
--------           the  principal  amount of the Credit  Facility,  all interest thereon and all other amounts payable in connection therewith
                   (collectively,   the  "Total  Outstandings"),   shall  become
                   immediately due and payable in full, without limitation, set-off or abatement of any kind:

                   (a) upon demand  being made  therefor by TSCL  following  the occurrence and during the continuance of an Event of Default; or


                   (b) immediately  prior to, and as a condition  of, any change in Control of the Borrower. For purposes of this provision, a change in Control of the Borrower shall be deemed to occur if TSCL, either directly or through an affiliate, ceases to own securities of the Borrower (i) which represent more than 50% of the common equity of the Borrower issued and outstanding from time to time; and
                       (ii) to which are attached more than 50% of the votes that may be cast to elect directors of the Borrower; or

                   (c) on the Maturity Date.

Advances:          On the terms and subject to the conditions  contained herein,
--------           the Borrower may request an advance (an "Advance")  under the
                   Credit  Facility by  providing  TSCL with notice (an "Advance
                   Notice") not later than 2:00 p.m. (Toronto time) at least two
                   Business Days prior to the date of the requested Advance, which Advance Notice shall be irrevocable and binding on the Borrower. The Advance Notice shall specify (i) the requested date of such Advance (which must be a Business Day), and (ii) the aggregate amount of such Advance. Each Advance Notice must be issued in respect of an Advance in a principal amount of no less than $500,000 and in an integral multiple of no less than $500,000. Further, in each Advance Notice, the Borrower shall certify that no Default or Event of Default has occurred.

Optional           The Borrower may, subject to the conditions contained herein,
--------           prepay  the Total  Outstandings  or  irrevocably  cancel  the
Prepayments and    Commitment  under the  Credit  Facility  in whole or in part,
---------------    without penalty or premium, upon:
Reductions:
----------

                   (a) at least 3 Business Days' notice to TSCL in the case of a prepayment; and


                   (b) at least 3 Business Days' notice to TSCL in the case of a cancellation, and

                   in the case of each notice, stating the proposed date of such prepayment or cancellation (which must be a Business Day), and the aggregate principal amount of the prepayment or cancellation. If such notice is given, the Borrower shall, on the date specified in the notice, (i) pay TSCL in accordance with such notice the amount of the prepayment, or, in the case of a cancellation, pay the amount, if any, by which the outstanding principal amount under the Credit Facility exceeds the proposed reduced total of the Commitment; and
                   (ii) pay to TSCL all interest on the amount of such prepayment or excess amount accrued to the date of such prepayment or cancellation.

                   Each partial prepayment or cancellation shall be in the minimum aggregate principal amount of $500,000 and in an integral multiple of $500,000.

Arrangement Fee: If, on the date which is 30 months following the date of this --------------- agreement (the "Arrangement Fee Date"), the Total
                   Outstandings have not been repaid in full to TSCL, or the Credit Facility remains available to be drawn by the Borrower hereunder, the Borrower shall, on the Arrangement Fee Date, pay to TSCL a non-refundable arrangement fee of $80,000 (the
                   "Arrangement Fee"). For certainty, the Arrangement Fee shall not be payable if, prior to the Arrangement Fee Date, the Total Outstandings have been paid in full, and the Credit
                   Facility has been cancelled.

Standby Fee:       The  Borrower  shall pay to TSCL a standby fee (the  "Standby
-----------        Fee")  equal  to  0.25%  per  annum  of  the  average   daily
                   difference between the Commitment and the principal amount outstanding under the Credit Facility. The Standby Fee shall be calculated daily and shall be payable quarterly in arrears on the last Business Day of each of March, June, September and December so long as such Commitment shall be undrawn and available to be drawn.

Refund of          In the event that,  prior to the  Arrangement  Fee Date,  the
---------          Total  Outstandings  have been paid,  and the  Commitment has
Interest:          been cancelled in full (for purposes of this  provision,  the
--------           date  upon  which  the  Commitment  is  cancelled  in full is referred to as the "Cancellation Date"), TSCL shall refund to the Borrower,  or not require the payment of, an amount equal to one-half of the  interest  paid or payable by the Borrower
                   in  respect  of  the  60  days   immediately   preceding  the
                   Cancellation Date.

Interest:          Each Advance shall bear interest at a rate per annum equal at
--------           all  times  to  11.5%  from  and  including  the date of such
                   Advance to the date upon which such Advance is repaid in full. The interest on each Advance shall accrue from day to day and shall be calculated from and after the date of such Advance to the date of repayment.

                   Interest and fees shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. For purposes hereof (a) whenever any interest or fee under this agreement is calculated using a rate based on a year of 360 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is calculated ends, and (z) divided by 360.

                   Notwithstanding any provision hereof, if the amount of interest, fees or other amounts stipulated under this agreement would contravene the provisions of the Interest Act (Canada) or the Criminal Code (Canada), such amount or rate of interest shall be, and shall be deemed to be, reduced to such maximum amount or rate of interest as would not contravene such statutes.

Repayment          Subject to the  occurrence  of any event that would result in
---------          the immediate repayment of the Credit Facility,  as set forth
Provisions:        in clauses (a) or (b) under the heading "Maturity" above, all
----------         accrued  and  unpaid   interest  on  the   principal   amount
                   outstanding under the Credit Facility shall be payable quarterly, in arrears, on the last day of each of March, June, September and December, and on the Maturity Date.

                   All payments to be made pursuant to this agreement are to be "net" to TSCL and are to be made without set-off, compensation or counterclaim. If the Borrower is required by law to deduct or withhold any amounts from or in respect of any sum payable to TSCL and TSCL is not entitled to receive a corresponding credit from Canadian taxing authorities for such deduction or withholding, the sum payable to TSCL shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this provision), TSCL receives an amount equal to the sum it would have received if no such deduction or withholding had been made.

                   In the event that the Borrower is required to pay any additional amounts in accordance with this section and TSCL subsequently receives a credit or refund from any taxing authority in respect of such amounts, then forthwith following receipt of such credit or refund, TSCL shall remit it to the Borrower, to the extent required to reimburse the Borrower for any "gross-up" amounts paid by the Borrower under this section.

Evidence of        Advances  will be  evidenced by a grid  promissory  note (the
-----------        "Note")  executed by the Borrower,  substantially in the form
Advances:          of Schedule "B".  Failure by TSCL to make any notation on the
--------           Note shall not affect the  obligation  of the Borrower to pay
                   amounts  due  in   accordance   with  this   agreement.   The
                   indebtedness of the Borrower hereunder shall be prima facie conclusively evidenced by the accounts, books or records of TSCL. In the case of any conflict or inconsistency between the accounts, books or records of TSCL and the Note, the accounts, books or records of TSCL shall govern.

Security:          If, on the Arrangement Fee Date, the Total  Outstandings have
--------           not been  repaid  in full to  TSCL,  or the  Credit  Facility remains  available  to be  drawn  by the  Borrower,  then the
                   Borrower  shall  execute  and  deliver  in  favour  of TSCL a general security  agreement,  in form and substance customary for similar transactions and reasonably satisfactory to TSCL, securing  the  Borrower's  obligations  hereunder,  and shall cause  each of its  Subsidiaries  to  execute  and  deliver a general  security  agreement  in favour of TSCL,  in form and substance  customary for similar  transactions and reasonably
                   satisfactory  to  TSCL,  as  collateral   security  for  such
                   Subsidiaries'  obligations under their respective Guarantees.
                   The Borrower  shall cause its counsel to make  registrations, filings or  recordings  of such  security  agreements  in all offices  as TSCL shall  reasonably  request,  to perfect  the security interests created by such security  agreements,  and the  Borrower's  counsel  shall issue a legal opinion to TSCL confirming  the due  authorization,  execution,  validity and
                   enforceability   of   the   security   agreements   and   the
                   registration  and  perfection of such security  agreements in all offices where such  registration is necessary in order to protect  all  rights  and  remedies  of TSCL.  Such  security
                   agreements   shall  rank   subordinate   only  to   Permitted
                   Encumbrances. Concurrently with the execution and delivery of such security agreements, the Borrower shall, and shall cause each of its Subsidiaries to, add TSCL as an additional named insured and loss payee on its insurance policies, subject only to the prior rights, if any, of any Senior Lender thereunder.

                   Without derogating from TSCL's rights hereunder, from and after the Arrangement Fee Date, TSCL shall have no obligation to make Advances hereunder until the matters contemplated by this section are completed to TSCL's satisfaction.

Representations    The Borrower hereby represents and warrants that, to the best
---------------    of its knowledge:
and Warranties
--------------
of the Borrower:   (a) it  is  a  corporation  duly   incorporated  and  validly
---------------        subsisting  under  the  laws of  Oregon,  and it has full
                       corporate power and authority to carry on its business as now conducted (the "Business") and to borrow moneys and to enter into agreements therefor;


                   (b) it has  taken  all  necessary  action  to  authorize  the execution and delivery of this agreement and to perform its obligations hereunder, and this agreement constitutes a legal, valid and binding obligation of the Borrower in accordance with its terms, subject to the application of law relating to bankruptcy, insolvency, creditors' rights generally and subject to general equitable principles;

                   (c) it  is  not  subject  to  any  restriction,  law,  claim, contract, instrument, encumbrance or any other restriction of any kind or character whatsoever which would prevent the consummation of the transactions contemplated by this agreement or compliance by the Borrower with the terms, conditions and provisions thereof, or the continued operation of the Business on substantially the same basis as operated to the date hereof;

                   (d) no Event of Default  has  occurred,  nor has any event or condition occurred (any such event or condition being herein referred to as a "Default") which, with the giving of notice or passage of time, or both, would constitute an Event of Default; and

                   (e) all of its assets are adequately  insured against loss or damage.

                   The Borrower hereby acknowledges that the completion of the transactions contemplated by the Acquisition Agreement is a condition precedent to the availment of the Credit Facility. The Borrower further acknowledges that its representations and warranties in the Acquisition Agreement are made in favour of an affiliate of TSCL which, in accordance with the Acquisition Agreement, will cause its wholly-owned subsidiary to merge with the Borrower. In view of the foregoing, the Borrower hereby repeats in favour of TSCL the following representations and warranties made in favour of the Vendor (as defined in the Acquisition Agreement) under the Acquisition Agreement, in each case to the best of Borrower's knowledge:

                         (i)     section 5.2;

                        (ii)     section 5.5;

                       (iii)     section 5.6;

                        (iv)     section 5.7;

                         (v)     section 5.8;

                        (vi)     section 5.9;

                       (vii)     section 5.11;

                      (viii)     section 5.14;

                        (ix)     section 5.18; and

                         (x)     section 5.19,

                   and acknowledges that TSCL is relying on the above-listed representations and warranties contained in the Acquisition Agreement in making the Credit Facility available hereunder.

                   For  purposes  of  incorporating   into  this  agreement  the
                   above-listed representations and warranties from the Acquisition Agreement, capitalized terms used in such representations and warranties shall have the meanings ascribed thereto in the Acquisition Agreement, provided that references in such representations and warranties to " this Agreement" and "the transactions contemplated hereby", respectively, shall refer to "this letter loan agreement" and "the transactions contemplated by this letter loan agreement", respectively. In addition, all schedules of the Vendor contained in Article IV of the Acquisition Agreement shall, as they relate to Gloria Jean's Inc., be deemed incorporated into the schedules of the Borrower to Article V of the Acquisition Agreement.

                   Each of the representations and warranties contained in this section shall be deemed to apply to the Borrower's Subsidiaries as well. To the extent that the Borrower hereafter acquires any Subsidiaries, such Subsidiaries shall be subject to the representations and warranties contained in this section, as if such representations and warranties were made with respect to such Subsidiaries; provided, however, that such representations and warranties shall only relate to such Subsidiaries in respect of the period of time during which the Borrower owns an interest in such Subsidiaries.

                   Further, each of the representations and warranties contained in this section shall be deemed to be continually repeated by the Borrower at the time and date of each Advance, and all such representations and warranties shall survive the execution and delivery of this agreement and shall continue in full force and effect until all amounts owing hereunder have been repaid and the Credit Facility has been terminated, notwithstanding any investigation made at any time by or on behalf of TSCL.

Positive           Until the Total  Outstandings  have been paid in full and the
--------           Commitment  has been  cancelled,  the Borrower  covenants and
Covenants:         agrees to:
---------
                   (a) perform and observe all of its  obligations in respect of any Senior Facility; and


                   (b) (i) as soon as available  and in any event within 45 days after the end of each Financial Quarter, deliver to TSCL unaudited consolidated financial statements for the Borrower and its Consolidated Subsidiaries, setting forth the results for the period commencing at the end of the previous Financial Year and ending with the end of the immediately preceding Financial Quarter, in each case setting forth in comparative form the figures for the corresponding Financial Quarter of the previous Financial Year, all certified as to fairness in accordance with GAAP and as to consistency by the Chief Financial Officer of the Borrower, and (ii) as soon as available and in any event within 90 days after the end of each Financial Year of the Borrower, deliver to TSCL the audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries in respect of the immediately preceding Financing Year;

                   (c) together  with the delivery of the  financial  statements referred to in clause (b) above, deliver to TSCL a compliance certificate of the Chief Financial Officer of the Borrower, together with detailed calculations relating to such compliance certificate, substantially in the form of Schedule "C" hereto;

                   (d) upon the reasonable request of TSCL, deliver to TSCL such other information respecting the Borrower or any of its Subsidiaries as TSCL may request;

                   (e) preserve and maintain,  and cause its of its Subsidiaries to preserve and maintain, its corporate existence, and material rights, agreements, licenses, operations, contracts, franchises and other material arrangements necessary to carry on its business;

                   (f) pay and discharge,  and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies or claims imposed upon it or upon any of its assets, and (ii) all lawful material claims which, if unpaid, might by law become an encumbrance upon its assets, in each case except for any such tax, assessment, charge, levy or claim which would result in an encumbrance which is a Permitted Encumbrance;

                   (g) comply materially with the requirements of all applicable laws;

                   (h) permit  TSCL  or any of its  authorized  representatives, full and reasonable access to the premises of the Borrower and its Subsidiaries, and to all business, financial and computer records of the Borrower and its Subsidiaries;

                   (i) maintain   in  respect   of  itself,   and  each  of  its
                       Subsidiaries, adequate insurance coverage;

                   (j) pay when due all amounts of  principal,  interest,  fees, costs and expenses owing by the Borrower hereunder;

                   (k) provide TSCL with written  notice  immediately  following receipt of any notice of default from any Senior Lender; and

                   (l) at its cost  and  expense,  upon  request  of TSCL,  duly execute and deliver or cause to be duly executed and delivered to TSCL such further instruments and do or cause to be done such further acts as may be necessary or proper in the reasonable opinion of TSCL to carry out the provisions of this agreement.

Negative           Until the Total  Outstandings  have been paid in full and the
--------           Commitment  has been  cancelled,  the  Borrower  agrees that,
Covenants:         without the prior written consent of TSCL:
---------
                   (a) it will not create,  incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any encumbrances other than the encumbrances listed on Schedule "D" (collectively, the "Permitted Encumbrances");


                   (b) dispose,  or permit any of its Subsidiaries to dispose of a substantial part of its assets other than in the ordinary course of its business, it being acknowledged by TSCL that isolated store closures or sales of corporate stores do occur in the ordinary course of the Borrower's business;

                   (c) create,   incur  or   assume,   or  permit   any  of  its
                       Subsidiaries to create, incur or assume, any indebtedness other than (i) Debt to TSCL hereunder, (ii) unsecured current liabilities and (iii) Debt incurred in respect of Permitted Encumbrances, including in respect of any Senior Facility;

                   (d) except in respect of any Senior  Facility,  guarantee  or indemnify, or permit any Subsidiary to guarantee or indemnify, any indebtedness of others, unless such guarantee or indemnity is provided in the ordinary course of business; or

                   (e) permit,   at  any  time,   the   ratio  of   Consolidated
                       Indebtedness to Consolidated EBITDA to be more than 3:1.

Conditions         TSCL shall have no  obligation  to make the  initial  Advance
----------         under  the  Credit  Facility  until  each  of  the  following
Precedent          conditions has been satisfied:
---------
to Initial Advance:
------------------

                   (a) the  Borrower   shall  have   complied   with  all  other
                       obligations pursuant to this agreement;


                   (b) the Borrower  shall have  provided  TSCL with evidence of
                       completion  of  the   transaction   contemplated  by  the
                       Acquisition Agreement and the satisfaction of all conditions of closing contained therein;

                   (c) if  required  by any Senior  Lender or under the terms of the documentation in respect of any Senior Facility (i) the Borrower shall have received the approval of any Senior Lender with respect to the Credit Facility; and
                       (ii) TSCL, such Senior Lender and the Borrower shall have entered into an inter-creditor agreement; and

                   (d) the Borrower  shall have caused each of its  Subsidiaries to execute and deliver unlimited guarantees to TSCL, in respect of the indebtedness of the Borrower to TSCL hereunder.

Conditions         TSCL shall have no  obligation  to make any Advance under the
----------         Credit Facility  unless each of the following  conditions has
Precedent to       been satisfied:
------------
all Advances
------------

                   (a) the Borrower shall have complied in all material respects with all of its obligations pursuant to this agreement;


                   (b) no material  Default or Event of Default has occurred and is continuing;

                   (c) the Borrower shall have paid all fees and other costs and expenses, including legal expenses, incurred by TSCL and required to be paid by the Borrower in connection with the Credit Facility.

                   (d) the   representations  and  warranties  of  the  Borrower
                       contained in this agreement shall be true and correct in all material respects as of such date with the same force and effect as if such representations and warranties had been made on and as of such date;

                   (e) the Borrower  shall have  fulfilled or complied  with all covenants herein contained; and

                   (f) all  authorizations  shall  have been  obtained  on terms acceptable to TSCL in order to permit the Advance to be made on the terms and conditions set out in this agreement without adversely affecting the Borrower's business, or resulting in the violation or a breach or default under any material obligation under any license, permit, lease or contract related to the business.

Waiver of          All  conditions  to an Advance  contained  herein are for the
---------          sole benefit of TSCL and may be waived by TSCL in writing, in
Conditions:        whole or in part.
----------

Events of Default: Each of the following shall constitute an event of default ----------------- ("Event of Default") hereunder, after notice by TSCL and (A)
                   without continuation, in the case of (e) below, or (B) with continuation, (i) in the case of (a) below, for a period of seven days (unless a notice is issued more than 7 days following a failure to pay, in which case the failure to pay shall become an immediate Event of Default), and (ii) in all other cases, for a period of 30 days:

                   (a) the Borrower shall fail to pay principal or interest when due pursuant to this agreement; or


                   (b) the Borrower shall fail to pay fees or other amounts when due pursuant to this agreement; or

                   (c) if any  representation or warranty or certification  made or deemed to be made by the Borrower in connection with this agreement shall prove to have been incorrect in any material respect when made or deemed to be made; or

                   (d) if the  Borrower  shall fail in any  material  respect to
                       perform  or  observe  any  covenant   contained  in  this
                       agreement to be performed or observed by it;

                   (e) if the Borrower shall:

                       (i) become insolvent or generally not pay its debts as such debts become due;

                       (ii) admit in  writing  its  inability  to pay its  debts
                            generally or make a general assignment for the benefit of creditors;

                       (iii)file a notice of intention to file a proposal  under
                            any  law  relating  to  bankruptcy,   insolvency  or
                            reorganization or relief of debtors;

                       (iv) institute   or  have   instituted   against  it  any
                            proceedings seeking: (x) to adjudicate it a bankrupt or insolvent; (y) any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or proposition of it or debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors; or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its assets, provided that if any such proceedings are instituted by a third party, such proceedings shall not constitute an Event of Default if the Borrower immediately acts to stay such proceedings or vacate any order, and such proceedings are stayed or such order is vacated within 30 days after notice thereof; or

                       (v) take any corporate action to authorize any of the foregoing; or

                   (f) the occurrence of any default,  or any event or condition which, with the giving of notice or passage of time, or both, would constitute a default, by the Borrower or any of its Subsidiaries under any one or more agreements to which the Borrower or any of its Subsidiaries is a party and which has resulted in the acceleration of amounts owing by the Borrower or any of its Subsidiaries under such agreement or agreements in excess of $100,000 in the aggregate, provided that no Default shall be deemed to have occurred under this paragraph if the Borrower is in good faith contesting the alleged default and acceleration. Provided further that no Default shall be deemed to have occurred under this paragraph in respect of any lease which the Borrower or any of its Subsidiaries has entered into in the ordinary course of its business so long as, at any time the Borrower and its Subsidiaries have not received notice (whether written or otherwise) of a default in respect of more than:

                       (i)  during  the   initial   six  months  of  the  Credit
                            Facility, 25 of such leases; and

                       (ii) thereafter,

                       15 of such leases (in either case, the "Permitted Amount of Default Leases"). Notwithstanding the immediately preceding sentence, the Borrower and its Subsidiaries may have received notices of default under more than the Permitted Amount of Default Leases, so long as an appropriate number of defaults are cured within 60 days of the Borrower or any such Subsidiary becoming aware of such additional defaults, so that following the curing of such defaults, the Borrower and its Subsidiaries are not knowingly in default of more than the Permitted Amount of Default Leases; or

                   (g) the occurrence of any default,  or any event or condition which, with the giving of notice or passage of time, or both, would constitute a default, by the Borrower or any of its Subsidiaries under the documentation concerning any Senior Facility, whether or not the Borrower has received any notice of default from a Senior Lender, or a Senior Lender has agreed to waive its rights in respect of such default; or

                   (h) the loss,  suspension  or failure  to renew any  material licence or permit held by the Borrower; or

                   (i) the occurrence of any Material Adverse Effect.

Acceleration:      Upon the occurrence of any one or more Events of Default, the
------------       Total   Outstandings   shall,  at  the  option  of  TSCL,  be
                   immediately due and payable without presentation, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, and TSCL shall have no obligation to make further Advances hereunder.

Fees:              The  Borrower  shall pay all of TSCL's  reasonable  costs and
----               expenses respecting the Credit Facility, including reasonable legal fees:

                   (a) in connection with the preparation,  execution,  delivery or enforcement of, and refinancing, renegotiation or restructuring of, this agreement, the Guarantees or the security agreements referred to herein; and

                   (b) in  connection  with  the  registration  of the  security agreements referenced herein, and any discharges relating thereto.

Assignment:        This agreement may not be assigned,  transferred or otherwise
----------         disposed  of by  the  Borrower,  without  the  prior  written consent of TSCL, which consent may not be unreasonably withheld. TSCL may, without the consent of the Borrower, grant participation in, or assign all or any part of its interest in the Credit Facility to one or more persons.
                   Without limiting its obligations hereunder, the Borrower shall, at its sole cost and expense, give such certificates, acknowledgements and further assurances in respect of this agreement and the Credit Facility as TSCL may reasonably require in connection with any participation or assignment pursuant to this section. Prior to the occurrence of a Default or an Event of Default, TSCL will act on behalf of all its participants and assignees in all dealings with the Borrower in respect of the Credit Facility.

Overdue Amounts: All amounts owed by the Borrower to TSCL which are not paid --------------- when due under the Credit Facility shall, to the extent permitted by applicable law, bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 13.5%.

Application of All amounts received by TSCL from or on behalf of the -------------- Borrower and not previously applied pursuant to this
Payments:          agreement shall be applied by TSCL (a) first, in reduction of
--------           the  Borrower's  obligation  to  pay  accrued  interest,  (b)
                   second,  in reduction  of the  Borrower's  obligation  to pay fees, charges or expenses contemplated by this agreement, the
                   Guarantees or the security agreements referred to herein, (c)
                   third,  in reduction of the Borrower's  obligation to pay any unpaid principal amount of Advances, (d) fourth, in reduction
                   of  any  other   obligations   of  the  Borrower  under  this
                   agreement, the Guarantees or the security agreements referred to herein, and (e) fifth, to the Borrower or such other
                   Persons as may be lawfully entitled to remainder, or as any court of competent jurisdiction may otherwise direct.

Judgement          If, for the purposes of obtaining  judgement in any court, it
---------          is  necessary  to convert  any sum due,  or owing  under this
Currency:          agreement, the Guarantees or the security agreements referred
--------           to herein, to TSCL in any currency (the "Original  Currency")
                   into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures TSCL could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgement is granted.

Time of Essence:   Time is of the essence hereof.
---------------

Enurement:         This  agreement  shall be binding upon the parties hereto and
---------          shall  enure to the  benefit  of the  parties  hereto and any permitted assigns.

Counterparts:      This  agreement may be executed in one or more  counterparts,
------------       each of which shall be deemed an  original  and all of which, taken together, shall constitute one and the same instrument.

Non-Merger:        The covenants,  representations and warranties of the parties
----------         contained  in this  agreement  shall  not  merge on and shall survive the execution of this agreement and the making of any Advance, and notwithstanding the execution of this agreement and the making of any Advance, or any investigation made by or on behalf of any party, shall continue in full force and effect. Neither the signing of this agreement nor the making of any Advance shall prejudice any right of one party against any other party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

Governing Law: This agreement shall be governed by and interpreted in ------------- accordance with the laws of the Province of Ontario and the
                   laws  of  Canada  applicable  therein.   The  parties  hereby
                   irrevocably   attorn   and   submit   to  the   non-exclusive
                   jurisdiction of the courts of Ontario with respect to any matter arising under or related to this agreement.

Severability:      If any provision of this  agreement is, or becomes,  illegal,
------------       invalid or  unenforceable,  such  provision  shall be severed from this agreement and be ineffective to the extent of such illegality, invalidity or unenforceability. The remaining provisions hereof shall be unaffected by such provision and shall continue to be valid and enforceable.

Interpretation:    This agreement  shall be  interpreted in accordance  with the
--------------     following:

                   (a) words  denoting the singular  include the plural and vice versa and words denoting any gender include all genders;


                   (b) headings  shall not  effect  the  interpretation  of this agreement;

                   (c) references  to  dollars,  unless  otherwise  specifically indicated, shall be references to U.S. Dollars;

                   (d) the  word  "including"  shall  mean  "including,  without limitation" and "includes" shall mean "includes, without limitation";

                   (e) the expressions "the aggregate",  "the total",  "the sum"
                       and expressions of similar meaning shall mean "the aggregate (or total or sum) without duplication";

                   (f) in the computation of periods of time,  unless  otherwise expressly provided, the word "from" means "from and excluding" and the words "to" and "until" mean "to but excluding"; and

                   (g) accounting  terms  not  specifically   defined  shall  be
                       construed in accordance with GAAP.

Schedules:         The schedules attached hereto shall, for all purposes hereof,
---------          be  incorporated  in  and  form  an  integral  part  of  this agreement.

Entire:            Agreement:  This agreement  supersedes all prior  agreements,
------             understandings, negotiations and discussions, whether oral or written, of the parties relating to the subject matter hereof and entered into prior to the date of this agreement.

                                * * * * * * * * *

                      If the above terms and conditions of this agreement are acceptable to you, please sign and return the enclosed copy of this letter.


                                                 Yours very truly,

                                                 THE SECOND CUP LTD.


                                                 Per:  /s/K. A. Welsh
                                                       --------------------

                      The Borrower hereby agrees to the foregoing and accepts this agreement and the Credit Facility on the terms set out above.

                      DATED the 19th day of May, 1998.


                                                 COFFEE PEOPLE, INC.


                                                 Per:  /s/ Kenneth B. Ross
                                                       --------------------

                                  SCHEDULE "A"

                                   DEFINITIONS


                  Terms listed below shall have the following meanings:

                  "Accounting Period" means, in relation to the Borrower and its Consolidated Subsidiaries, the four accounting periods into which the Financial Year is divided for purposes of reporting financial information pertaining to the Borrower and its Consolidated Subsidiaries.

"Acquisition Agreement" means the agreement and plan of merger dated February 19, 1998 between The Second Cup Inc. and the Borrower.

                  "Business Day" means any day other than a Saturday, Sunday or legal holiday under the federal laws of Canada, the United States, Province of Ontario or the State of California.

"Commitment" means $4,000,000, as such commitment may be reduced from time to time.

                  "Consolidated Depreciation and Amortization Expense" means, for any period, depreciation, amortization and depletion charged or credited to the income statement of the Borrower and its Consolidated Subsidiaries for such period, determined in accordance with GAAP on a consolidated basis.

                  "Consolidated  Earnings" means, for any period, the net income
(loss) of the Borrower and its Consolidated Subsidiaries for such period, determined in accordance with GAAP on a consolidated basis.

"Consolidated EBITDA" means, for any period, Consolidated Earnings, increased by the sum of: (i) Consolidated Interest Charges; (ii) Consolidated Income Tax Expense; and (iii) Consolidated Depreciation and Amortization Expense, in each case for such period.

                  "Consolidated Income Tax Expense" means, for any period, the aggregate of all taxes (including deferred taxes) based on income of the Borrower and its Consolidated Subsidiaries for such period, determined in accordance with GAAP on a consolidated basis.

"Consolidated Indebtedness" means the aggregate of all Qualified Debt of the Borrower and its Consolidated Subsidiaries.

                  "Consolidated Interest Charges" means, for any period, the total of all items properly classified as interest expense for the Borrower and its Consolidated Subsidiaries for such period, determined in accordance with GAAP on a consolidated basis.

                  "Consolidated Subsidiary" means, at any time, in respect of any Person, any other Person, the accounts of which are or should, in accordance with GAAP, be consolidated with those of such first-mentioned Person in its consolidated financial statements at such time.

                  "Debt" means, in respect to any Person, all indebtedness of such Person for or in respect of borrowed money, credit or other financial accommodation and all other obligations that are required to be listed as a liability on a balance sheet in accordance with GAAP of such Person or are secured by an encumbrance, including: (i) all liabilities and obligations (including reimbursement obligations), contingent or otherwise, with respect to letters of credit, letters of guarantee, bankers' acceptances or similar instruments issued or accepted by banks or other financial institutions for the account of such Person, obligations in respect of the borrowing of any commodity and obligations in respect of swap arrangements and other interest rate risk or foreign exchange risk management arrangements; (ii) all indebtedness for the deferred purchase price of property or services represented by a note or other security, or created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);
(iii) all obligations of such Person as lessee under leases which are or should be recorded as capital leases in accordance with GAAP; and (iv) all guarantees given by such Person of any indebtedness, obligations and liabilities of any other Person of the nature described in clauses (i) to (iii) above.

                  "Financial Quarter" means, in relation to the Borrower and its Consolidated Subsidiaries, each Accounting Period beginning on the first day of the first month of the Borrower's Financial Year.

                  "Financial Year" means, in relation to the Borrower and its Consolidated Subsidiaries, the Borrower's financial year commencing on the Sunday immediately succeeding the last Saturday in June of each calendar year, and ending on the last Saturday in June of the immediately succeeding year.

"GAAP" means, at any time, generally accepted accounting principles of the United States.

                  "Guarantees" means, collectively, the unlimited guarantees to be entered into by the Borrower's Subsidiaries as a condition precedent to the initial Advance under the Credit Facility.

                  "Material Adverse Effect" means a material adverse effect (or a series of adverse effect, none of which is material in of itself but which, cumulatively, results in a material adverse effect) on: (i) the business, operations, assets or financial condition of the Borrower and its Consolidated Subsidiaries, measured as a whole; or (ii) the ability of the Borrower to perform any of its payment obligations under this agreement.

                  "Maturity Date" means May    , 2003.

                  "Person" means an individual, partnership, corporation, trust,
unincorporated  association,   syndicate,  joint  venture  or  other  entity  or
governmental entity, and pronouns have a similarly extended meaning.

                  "Qualified Debt" means, in respect of any Person, all interest bearing indebtedness of such Person for, or in respect of, borrowed money.

                  "Senior Facility" means the credit facility made available by Bank of America to the Borrower, as such facility existed on the date of closing the transactions contemplated by the Acquisition Agreement, as such credit facility may be modified from time to time with the approval of the board of directors of the Borrower, and any other Senior Credit Facility as may be approved by the board of directors of the Borrower from time to time.

                  "Senior Lender" means Bank of America or any other lender providing a Senior Facility to the Borrower.

                  "Subsidiary" means, at any time, as to any Person, any corporation or other Person, if at such time the first-mentioned Person owns, directly or indirectly, securities or other ownership interests in such corporation or other Person, having ordinary voting power to elect a majority of the board of directors or persons performing similar functions for such corporation or other Person or has the power to determine the policies and conduct of the management of such corporation or other Person.

                   "U.S. Dollars" and "$" means lawful money of the United States of America.

                                  SCHEDULE "B"

                                 PROMISSORY NOTE

U.S. $4,000,000


                  FOR VALUE RECEIVED, the undersigned promises to pay to or to the order of THE SECOND CUP LTD. ("TSCL") at its head office in Toronto,
Ontario, or at such other place designated by TSCL, in lawful money of the United States, the principal amount indicated from time to time on the grid schedule attached hereto (the "Principal Amount") evidencing the amount outstanding from time to time under that certain letter loan agreement dated the day of May, 1998, between the undersigned and TSCL (the "Loan Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

                  The Principal Amount shall bear interest in the manner specified in the Loan Agreement, which interest shall be calculated in accordance with the terms and conditions of the Loan Agreement.

                  All payments of the Principal Amount and interest shall be made in accordance with the terms and conditions set forth in the Loan Agreement.

                  This promissory note is issued pursuant to the Loan Agreement and is subject to all of the provisions thereof.

                  The undersigned hereby waives presentment for payment, demand, notice of non-payment, notice of protest of this promissory note, and all other notices in connection with the delivery, acceptance, performance, or enforcement of, or default under, this promissory note, and waives diligence in collection or bringing suit with respect to this promissory note.

                  This promissory note and every part hereof shall be binding upon the undersigned and its successors and shall enure to the benefit of, and be enforceable by, TSCL and any of its successors and permitted assigns.

                  This promissory note shall be governed by, and interpreted in accordance with, the Laws of the Province of Ontario and the Laws of Canada applicable therein. The undersigned hereby irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of Ontario with respect to any matter arising under or related to this promissory note.

                  This promissory note may be signed by facsimile signature.

                  The undersigned hereby agrees that any and all costs and expenses incurred by TSCL in connection with the enforcement of, or default under, this promissory note shall be for the account of the undersigned.



                  DATED the     day of May, 1998.


                                               COFFEE PEOPLE, INC.


                                               Per:
                                                   --------------------
                                                   Authorized Signing Officer)



                                                                GRID SCHEDULE


============================== ================================ ============================ ==========================
            Date                Amount of Advance/(Repayment)      Outstanding Principal        Accrued and Unpaid
                                  under the Loan Agreement             Amount Owing                  Interest
------------------------------ -------------------------------- ---------------------------- --------------------------

------------------------------ -------------------------------- ---------------------------- --------------------------

------------------------------ -------------------------------- ---------------------------- --------------------------

============================== ================================ ============================ ==========================

                                  SCHEDULE "C"

                             COMPLIANCE CERTIFICATE


TO:               THE SECOND CUP LTD. ("TSCL")




                   Reference is made to a letter loan agreement  dated the
                                                                           ----
day of May, 1998 (the "Loan Agreement", the terms defined therein being used herein as therein defined) between Coffee People, Inc. (the "Borrower") and TSCL.

                   I, , the Chief Financial Officer of the Borrower, in such capacity and not personally, hereby certify that:

1. I am the duly appointed Chief Financial Officer of the Borrower and as such I am providing this certificate for and on behalf of the Borrower pursuant to the Loan Agreement.

2.       I am  familiar  with  and have  examined  the  provisions  of the Loan
         Agreement.

3. To the best of my knowledge, information and belief, and after due inquiry, no Default or Event of Default has occurred and is continuing as at the date hereof.

4. For the Financial Quarter of the Borrower and its Consolidated Subsidiaries ending !, 199!, the amounts pertaining to, and the ratio of Consolidated Indebtedness to Consolidated EBITDA, are as follows:

======================= ===================== ================================= ====================================
     Consolidated       Consolidated EBITDA        Ratio of Consolidated          Required Ratio of Consolidated
     Indebtedness                               Indebtedness to Consolidated    Indebtedness to Consolidated EBITDA
                                     EBITDA
----------------------- --------------------- --------------------------------- ------------------------------------

----------------------- --------------------- --------------------------------- ------------------------------------

----------------------- --------------------- --------------------------------- ------------------------------------

----------------------- --------------------- --------------------------------- ------------------------------------

======================= ===================== ================================= ====================================


         DATED this               day of                         , 199  .
                    -------------       ------------------------      --


                                   ----------------------------------------
                                   (Signature)

                                   ----------------------------------------
                                   (Name - please print)
                                   Chief Financial Officer

                                  SCHEDULE "D"

                             PERMITTED ENCUMBRANCES


                   "Permitted Encumbrances" means, with respect to any Person, any one or more of the following:


         (1) encumbrances for taxes, assessments or governmental charges or levies not at the time due and delinquent or the validity of which is being contested at the time by the Person in good faith by proper legal proceedings if, in TSCL's opinion: (i) adequate security has been provided to TSCL to ensure the payment of such taxes, assessments and charges; or (ii) adequate reserves with respect thereto are maintained on the books of such Person, in accordance with GAAP and, in each case, such encumbrances will not materially interfere with use of such assets by such Person or involve any immediate danger of the sale, forfeiture or loss of such assets;

         (2) encumbrances resulting from any judgment rendered or claim filed against such Person which such Person shall be contesting in good faith by proper legal proceedings if, in TSCL's opinion: (i) adequate security has been provided to TSCL to ensure the payment of such judgment or claim; or (ii) adequate reserves with respect thereto are maintained on the books of such Person, in accordance with GAAP and, in each case, such encumbrances will not materially interfere with use of such assets by such Person or involve any immediate danger of the sale, forfeiture or loss of such assets;

         (3) undetermined or inchoate encumbrances arising in the ordinary course of business which have not at such time been filed pursuant to law against such Person or which relate to obligations not due or delinquent;

         (4)      encumbrances affecting real property of such Person which are:
                  (i) title defects, encroachments or irregularities of a minor nature; or (ii) restrictions, easements, rights-of-way, servitudes or other similar rights in land (including, without restriction, rights of way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved by other Persons and, in each case, such encumbrances will not materially interfere with the use of such real property by such Person;

         (5) the right reserved to or vested in any governmental entity by any statutory provision, or by the terms of any lease, licence, franchise, grant or permit of such Person, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

         (6) any encumbrance resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure worker's compensation, surety or appeal bonds, costs of litigation when required by law, and public and statutory obligations;

         (7) any encumbrance resulting from security given to a public utility or governmental entity when required by such utility or governmental entity in connection with the operation of the business of such Person;

         (8) the reservations, limitations, provisos and conditions, if any, expressed in any original grants of real property from any governmental entity;

         (9)      carriers',   warehousemen's,    mechanics',    material-men's,
                  repairmen's or other similar encumbrances arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested at the time by the Person in good faith by proper legal proceedings if, in TSCL's opinion (i) adequate security has been provided to TSCL to ensure payment of such encumbrances; (ii) adequate reserves with respect thereto are maintained on the consolidated books of such Person, in accordance with GAAP; or (iii) such encumbrances will not materially interfere with use of such assets by the Person or involve any immediate danger of the sale, forfeiture or loss of such assets;

         (10) any encumbrance, payment of which has been provided for by the depositing with TSCL of an amount in cash, or the obtaining of a surety bond satisfactory to the Lender in its absolute discretion, sufficient in either case to pay or discharge the same and which deposit or bond the Lender is authorized to use or draw upon for that purpose;

         (11) zoning and building by-laws and ordinances, municipal by-laws, and regulations, which do not adversely affect in any material respect the use of real property concerned in the operation of the business conducted on such real property;

         (12) covenants restricting or prohibiting access to or from lands abutting on controlled access highways, which do not adversely impair in any material respect the use of the real property concerned in the operation of the business conducted on such real property;

         (13)     purchase money mortgages or capitalized lease obligations;

         (14) encumbrances in favour of a Senior Lender in respect of any Senior Facility; and

         (15)     encumbrances  incidental  to the  conduct of  business  or the ownership of properties and assets (including in connection with workers' compensation, unemployment insurance and similar laws, warehousemen's and attorneys' liens and statutory landlords' liens) and encumbrances to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other like encumbrances, in each case in the ordinary course of business and not in connection with the borrowing of money.